Distribution Agreement Schedule – CFST I

Schedule I

As of June 10, 2015

Registrant	FUNDS
Columbia Funds Series Trust I	Active Portfolios Multi-Manager Alternative Strategies Fund
Active Portfolios Multi-Manager Core Plus Bond Fund
Active Portfolios Multi-Manager Growth Fund
Active Portfolios Multi-Manager Small Cap Equity Fund
Columbia Adaptive Alternatives Fund
Columbia Adaptive Risk Allocation Fund
Columbia AMT-Free Connecticut Intermediate Muni Bond Fund
Columbia AMT-Free Intermediate Muni Bond Fund
Columbia AMT-Free Massachusetts Intermediate Muni Bond Fund
Columbia AMT-Free New York Intermediate Muni Bond Fund
Columbia AMT-Free Oregon Intermediate Muni Bond Fund
CMG Ultra Short Term Bond Fund
Columbia Balanced Fund
Columbia Bond Fund
Columbia California Tax-Exempt Fund
Columbia Contrarian Core Fund
Columbia Corporate Income Fund
Columbia Diversified Absolute Return Fund
Columbia Diversified Real Return Fund
Columbia Dividend Income Fund
Columbia Emerging Markets Fund
Columbia Global Dividend Opportunity Fund
Columbia Global Energy and Natural Resources Fund
Columbia Global Inflation-Linked Bond Plus Fund
Columbia Global Technology Growth Fund
Columbia Global Unconstrained Bond Fund
Columbia Greater China Fund
Columbia High Yield Municipal Fund
Columbia Intermediary Alternatives Fund
Columbia Intermediate Bond Fund
Columbia International Bond Fund
Columbia Large Cap Growth Fund
Columbia Multi-Asset Income Fund
Columbia Mid Cap Growth Fund
Columbia New York Tax-Exempt Fund
Columbia Pacific/Asia Fund
Columbia Real Estate Equity Fund
Columbia Select Large Cap Growth Fund
Columbia Small Cap Core Fund
Columbia Small Cap Growth Fund I
Columbia Small Cap Value Fund I
Columbia Strategic Income Fund
Columbia Tax-Exempt Fund
Columbia U.S. Social Bond Fund
Columbia U.S. Treasury Index Fund
Columbia Value and Restructuring Fund